UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 4, 2004

DECORIZE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31260	43-1931810
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1938 East Phelps, Springfield, Missouri 65802
(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: (417) 879-3326

Item 7.       Financial Statements and Exhibits.

(c)	Exhibits .	The following is filed as an exhibit to this Report.

	99.1	Decorize, Inc. Press Release, dated May 17, 2004

Item 9.       Regulation FD Disclosure.

On May 17, 2004, Decorize, Inc. issued a press release announcing that its Board of Directors had increased the number of members from seven to nine and had elected Mr. Richard Chalker and Mr. Ron Jones as independent directors to fill those vacancies, effective on May 5, 2004. Mr. Chalker was also appointed Chairman of Decorize’s Audit Committee. The press release is attached as Exhibit 99.1 to this Report.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished under Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORIZE, INC.

Date: May 17, 2004	By:	/s/ Brent Olson

Name: Brent Olson
Title: Vice President and Treasurer

EXHIBIT INDEX

Number	Description

99.1	Decorize, Inc. Press Release dated May 17, 2004